UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidus Investment Corporation

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Additional Information Regarding Fidus Investment Corporation’s 2020 Annual Meeting of Stockholders to be Held on Thursday, June 4, 2020 at 9:00 a.m. Central Time

Fidus Investment Corporation issued the following press release on May 18, 2020, which relates to its proxy statement dated March 18, 2020 (the “Proxy Statement”), and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, June 4, 2020 at 9:00 a.m. Central Time (the “Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about May 18, 2020.

All references in the Proxy Statement and related proxy materials to the previously scheduled location of the Annual Meeting are superseded and replaced by the information contained in the following notice of change of location.

The following notice of change of location should be read in conjunction with the Proxy Statement.

FIDUS INVESTMENT CORPORATION

NOTICE OF CHANGE TO ANNUAL MEETING OF STOCKHOLDERS

EVANSTON, Ill., May 18, 2020 – Fidus Investment Corporation (NASDAQ:FDUS) (“Fidus” or the “Company”) announced today a change in location for its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 4, 2020 at 9:00 a.m. Central Time. Due to the rapidly evolving public health concerns relating to the coronavirus, or COVID-19, the Company has moved the physical location of the Annual Meeting to the Company’s offices at 1603 Orrington Avenue, Suite 1005, Evanston, IL, 60201. Except for the change of location of the Annual Meeting, all other details of the Annual Meeting, including the proposals to be proposed at the meeting, remain unchanged.

As described in the proxy materials for the Annual Meeting previously distributed, stockholders are entitled to participate in and vote at the Annual Meeting if they were a stockholder as of the close of business on the record date, March 13, 2020. The Company’s board of directors urges all of the Company’s stockholders to appoint a proxy to ensure their vote counts at the Annual Meeting. Please vote your shares today by calling toll-free at 855-737-3180. Voting specialists are available between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday between 10:00 a.m. and 6:00 p.m., Eastern Time, Saturday and Sunday. It is important your shares be voted, regardless of the number of shares you own.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

ABOUT FIDUS INVESTMENT CORPORATION

Fidus Investment Corporation provides customized debt and equity financing solutions to lower middle-market companies, which management generally defines as U.S. based companies with revenues between $10 million and $150 million. The Company’s investment objective is to provide attractive risk-adjusted returns by generating both current income from debt investments and capital appreciation from equity related investments. Fidus seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Fidus is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. In addition, for tax purposes, Fidus has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Fidus was formed in February 2011 to continue and expand the business of Fidus Mezzanine Capital, L.P., which commenced operations in May 2007.

Company Contact:	Investor Relations Contact:
Shelby E. Sherard	Jody Burfening
Chief Financial Officer	LHA
(847) 859-3940	(212) 838-3777
ssherard@fidusinv.com	jburfening@lhai.com